UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2006

Paligent Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

04-2893483
(Commission File Number)	(I.R.S. Employer Identification Number)

10 East 53rd Street, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 755-5461

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On August 25, 2006, Paligent Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IFL Corp. (“Merger Sub”) and International Fight League, Inc. (“IFL”), which is included as Exhibit 2.1 to this Current Report on Form 8-K. Pursuant to the terms of the Merger Agreement, upon satisfaction or waiver of the conditions contained therein, Merger Sub will be merged with and into IFL (the “Merger”). As a result, the Company will acquire 100% of the issued and outstanding common and preferred stock of IFL, and the holders of IFL common and preferred stock will receive shares of common stock of the Company which, upon their issuance, would be equal to 95% of the issued and outstanding shares of common stock of the Company. In addition, in connection with the Merger, options to purchase shares of common stock of IFL outstanding prior to the Merger will be converted into options to purchase shares of common stock of the Company on the same terms and conditions applicable to such options prior to the Merger, under a new equity incentive plan to be submitted for the approval of the Company’s stockholders together with the Merger (the “Incentive Plan”).

In connection with the Merger, the Company has agreed, subject to stockholder approval, to effect, immediately prior to the Merger, a 1-for-20 reverse stock split of the Company’s common stock (the “Reverse Stock Split”), such that the number of shares of common stock of the Company outstanding following the Merger shall be approximately the number of shares of common stock of the Company currently outstanding. Furthermore, following consummation of the Merger, the Company has agreed to change its name to International Fight League, Inc. (the “Name Change”).

Each of the Company and IFL has made customary representations and warranties in the Merger Agreement, including among others, representations and warranties relating to the Company’s capitalization, compliance with laws, litigation, taxes, employee benefits and ownership of assets. The Company has also made representations and warranties with respect to the fact that it has no current operations. The Company has also agreed to customary covenants in the Merger Agreement, including among others, not to solicit, initiate, knowingly encourage or facilitate proposals relating to alternative acquisition proposals. The Company has agreed to file a proxy statement and convene a meeting of its stockholders to approve the Merger, the Incentive Plan, the Reverse Stock Split and the Name Change. Following the consummation of the Merger, it is anticipated that the Board of Directors of the Company will include three additional directors appointed by the current stockholders of IFL.

The Merger Agreement contains certain termination rights for both IFL and the Company, including a provision which would allow the Board of Directors of each of the Company and IFL to terminate the Merger Agreement in order to comply with its fiduciary duties. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated by the Merger Agreement ultimately will be consummated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Merger Agreement and in order to induce IFL to enter into the Merger Agreement, Richard J. Kurtz, a director of the Company, and members of his family (the “Principal Stockholders”), who own collectively approximately 54.5% of the Company’s outstanding common stock, entered into a voting agreement, dated as of August 25, 2006 (the “Kurtz Voting Agreement”), with the Company and IFL, which is attached as Exhibit 10.14, pursuant to which the Principal Stockholders have agreed, among other things, to vote in favor of the approval of the Merger and the other matters to be approved in connection with the Merger, upon the terms set forth in the Kurtz Voting Agreement. The Kurtz Voting Agreement otherwise terminates upon the termination of the Merger Agreement.

The foregoing description of the Kurtz Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Kurtz Voting Agreement, a copy of which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with and as required by the Merger Agreement, the Company and Richard J. Kurtz have entered into a contribution agreement, dated as of August 25, 2006 (the “Kurtz Contribution Agreement”), which is included as Exhibit 10.15 to this Current Report on Form 8-K. The Kurtz Contribution Agreement provides that, immediately following consummation of the Merger, Mr. Kurtz will contribute to the Company all or a portion of the amounts owed to him by the Company pursuant to the promissory note issued to him by the Company, but not less than $651,000, in exchange for shares of common stock of the Company. Pursuant to the Contribution Agreement, Mr. Kurtz will receive a number of shares of common stock of the Company equal to the aggregate amount of obligations contributed divided by the greater of (x) $.40 and (y) the closing price of a share of common stock of Company on the date which is set as the record date for purposes of determination of stockholders entitled to vote with respect to the Merger.

The foregoing description of the Kurtz Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Kurtz Contribution Agreement, a copy of which is attached as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.         Other Events.

On August 31, 2006, the Company issued a press release regarding the execution of the Merger Agreement. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits:

2.1	Agreement and Plan of Merger, among the Company, IFL Corp., and International Fight League, Inc., dated as of August 25, 2006
10.14	Kurtz Voting Agreement, among the Company, International Fight League, Inc. and certain stockholders of the Company, dated as of August 25, 2006
10.15	Kurtz Contribution Agreement, between the Company and Richard J. Kurtz, dated as of August 25, 2006
99.1	Press Release, dated August 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paligent Inc.

Date: August 31, 2006	By	/s/ Salvatore A. Bucci
Salvatore A. Bucci
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, among the Company, IFL Corp., and International Fight League, Inc., dated as of August 25, 2006
10.14	Kurtz Voting Agreement, among the Company, International Fight League, Inc. and certain stockholders of the Company, dated as of August 25, 2006
10.15	Kurtz Contribution Agreement, between the Company and Richard J. Kurtz, dated as of August 25, 2006
99.1	Press Release, dated August 31, 2006